Exhibit 1

No. 4551498

The Companies Act 1985

Company Limited by Shares

MITCHELLS & BUTLERS PLC

MEMORANDUM
and
ARTICLES OF ASSOCIATION

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

MITCHELLS & BUTLERS PLC

1.	* The name of the Company is “Mitchells & Butlers PLC”.

2.	The Company is to be a public company.

3.	The registered office of the Company is to be situate in England and Wales.

4.	The objects for which the Company is established are:-

	(a)	To acquire, purchase and take over for the purpose of amalgamation shares in Six Continents Retail Limited and Standard Commercial Property Development Limited, and their subsidiaries and subsidiary undertakings and to carry on business as an investment holding company and to control and co-ordinate the business of any companies in which the Company is for the time being interested.

	(b)	To acquire (whether by original subscription, tender, purchase, exchange, underwriting or otherwise and whether conditionally or otherwise) shares or stocks, debentures, debenture stock, bonds, obligations or any other securities issued or guaranteed by any other corporation constituted or carrying on business in any part of the world and whether or not engaged or concerned in the same or similar trades or occupations as those carried on by the Company or its subsidiaries and the debentures, debenture stock, bonds, obligations or any other security issued or guaranteed by any government, sovereign ruler, commissioner, public body or authority, whether supreme, local or otherwise in any part of the world and whether such shares, stocks, debentures, debenture stocks, bonds, obligations or securities are or are not fully paid up and to make payments thereon as called up or in advance of calls or otherwise and to hold the same with a view to investment or to sell, exchange or otherwise dispose of the same.

	(c)	To carry on all or any of the businesses of licensed victuallers, hotel keepers, inn- keepers, beer-house keepers, restaurant keepers, lodging-house keepers, ice manufacturers and merchants, caterers and purveyors of refreshments, refreshment contractors, refreshment room proprietors, sugar and sweetmeat merchants, tobacconists, farmers, dairymen, yeast dealers, grain sellers, and dryers, timber merchants, brick makers, finings merchants and isinglass merchants and leisure retailing business of all kinds, including carrying on the business of ten-pin bowling alleys.

	(d)	To carry on the business or businesses or brewers and maltsters in all its branches, distillers and importers and exporters of and merchants and wholesale and retail dealers in and bottlers of beer, ale, porter, stout, cider, perry, wines, spirits and liquors of every description; and to manufacture, buy, sell, improve, treat, preserve, fine, aerate, mineralise, bottle and otherwise deal in minerals and aerated waters and other liquids of every description; and to produce, buy, sell, and deal in malt, hops, grain, meal, yeast and all other materials and things capable of being used in connection with any such business aforesaid; and to manufacture, buy, sell and deal in casks, kegs, bottles and other containers of all kinds and plant, machines, apparatus and appliances capable of being used in connection with any such business has aforesaid.

*	The Company was incorporated on 2 October 2002, under the name Hackplimco (No. 111) public limited company. The name was changed to Mitchells & Butlers plc on 4 February 2003, pursuant to a Special Resolution passed on that date pursuant to Section 28 of the Companies Act 1985.

(e)	To grow, manufacture, buy, sell, manipulate, and deal both wholesale and retail in commodities, articles and things of all kinds which can conveniently be dealt in by the Company in connection with any of its objects.

(f)	To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with any of the above businesses or objects, or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s property or rights for the time being.

(g)	To carry on any of its business by or through a subsidiary or subsidiaries and to form or establish in any part of the world any company or companies for the purpose of carrying on as principal or as agent for the Company any business herein authorised or which may seem conducive to the Company’s interests and to subscribe for, hold and deal with the shares of any company that may be so formed or established and to guarantee the due performance of its obligations and to transfer to any such company any part or branch of its business.

(h)	To carry on the business of a property investment company in all its branches and to purchase, acquire (by purchase, lease, concession, grant, licence or otherwise), rent, build, construct, equip, execute, carry out, improve, work, develop, administer, maintain, manage or control any freehold, leasehold or other property and, in particular, breweries, hotels, restaurants, licensed premises, cafes, bars or refreshment saloons and the goodwill of any business carried on therein and the stock-in-trade, plant, machinery or effects thereof or thereupon, whether the same be required for the purposes of the Company or for sale or hire to or in return for any consideration from any other company or persons and to contribute to or assist in the carrying out or establishment, construction, maintenance, improvement, management, working, control or superintendence thereof respectively.

(i)	To purchase or otherwise acquire for any estate or interest any property or assets or any concessions, licences, grants, patents, trade marks or other exclusive or non-exclusive rights of any kind which may appear to be necessary or convenient for any business of the Company, and to develop and turn to account and deal with the same in such manner as may be thought expedient, and to make experiments and tests and to carry on all kinds of research work.

(j)	To borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by mortgages and charges upon the undertaking and all or any of the property and assets (present and future) and the uncalled capital of the Company, or by the creation and issue on such terms and conditions as may be thought expedient of debentures, debenture stock or other securities of any description.

(k)	To draw, make, accept, endorse, discount, negotiate, execute and issue, and to buy, sell and deal with bills of exchange, promissory notes, and other negotiable or transferable instruments.

(l)	To amalgamate or enter into partnership or any joint purpose or profit / loss-sharing arrangement with and to co-operate in any way with or assist or subsidise any company, firm or person, and to purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any person, body or company carrying on any business which this Company is authorised to carry on or possessed of any property suitable for the purposes of the Company.

(m)	To promote or concur in the promotion of any company, the promotion of which shall be considered desirable.

(n)	To pay all preliminary expenses of the Company and any company promoted by the Company or any company in which this Company is or may contemplate beinginterested, including in such preliminary expenses all or any part of the costs and expenses of owners of any business or property acquired by the Company.

(o)	To advance, lend or deposit money or give credit to or with any company, firm or person on such terms as may be thought fit and with or without security.

(p)	To issue any securities which the Company has power to issue for any other purpose by way of security or indemnity or in satisfaction of any liability undertaken or agreed to be undertaken by the Company.

(q)	To lend money and to guarantee or provide security (whether by personal covenant or by mortgage or charge) for the performance of the contracts or obligations of any company, firm or person, and the payment and repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of the Company or not, and to give all kinds of indemnities.

(r)	To sell, lease, grant licenses, easements and other rights over, and in any other manner deal with or dispose of, the undertaking, property, assets, rights and effects of the Company or any part thereof for such consideration as may be thought fit, and in particular for stocks, shares or securities of any other company whether fully or partly paid up.

(s)	To procure the registration or incorporation of the Company in or under the laws of any place outside England.

(t)	To subscribe, or guarantee money for any national, charitable, benevolent, public, general or useful object or for any exhibition, or for any purpose which may be considered likely directly or indirectly to further the objects of the Company or the interest of its members.

(u)	To grant pensions or gratuities to any employees or ex-employees and to officers and ex-officers (including Directors and ex-Directors) of the Company or its predecessors in business, or the relations, connections or dependents of any such persons, and to establish or support associations, institutions, clubs, funds, and trusts which may be considered calculated to benefit any such persons or otherwise advance the interests of the Company or of its members, and to establish and contribute to any scheme for the purchase by trustees of shares in the Company to be held for the benefit of the Company’s employees, and to lend money to the Company’s employees to enable them to purchase shares of the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with its employees or any of them.

(v)	(i) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relating to the Company or any such other company, subsidiary undertaking or pension fund and (ii) to such extent as may be permitted by law otherwise to identify or to exempt any such person against or from any such liability; for the purposes of this clause “holding company” and “subsidiary undertaking” shall have the same meanings as in the Companies Act 1985.

(w)	To distribute among members of the Company in specie or otherwise, by way of dividend or bonus or by way of reduction of capital, all or any of the property or assets of the Company, or any proceeds of sale or other disposal of any property or assets of the Company, with and subject to any incident authorised and consent required by law.

(x)	To do all or any of the things and matters aforesaid in any part of the word and either as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others.

(y)	To do all such other things as may be considered to be incidental or conducive to the above objects or any of them.

And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this clause (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in anywise limited by reference to any other paragraph or the order in which the same occur or the name of the Company.

5.	The liability of the members is limited.

6.	The share capital of the Company is £50,000 divided into 50,000 shares of £1 each.[1]

1.	By Ordinary and Special Resolutions passed on 6 February 2003 the existing authorised share capital of the Company was subdivided into 5,000,000 shares of 1 penny each and the share capital of the Company was increased to £10,000,050,000 divided into 999,999,999,998 Ordinary Shares of 1 penny each, 2 Redeemable Shares of 1 penny each and 1 Redeemable Preference Share of £50,000.

By Ordinary and Special Resolutions passed on 9 April 2003 the existing authorised share capital of the Company was further increased to £10,000,088,384.02 by the creation of an additional 3,838,402 Ordinary Shares of 1 penny each and all issued and unissued Ordinary Shares of 1 penny each were subsequently consolidated into Ordinary Shares of £4.20 each, resulting in an existing authorised share capital of £10,000,088,384.02, divided into 2 Redeemable Deferred Shares of 1 penny each, 1 Redeemable Preference Share of £50,000 and 2,380,961,520 Ordinary Shares of £4.20 each.

By Special Resolution passed on 9 April 2003 each issued and unissued authorised share in the capital of the Company at 12.01 am on 13 April 2003 was sub-divided into 4,200 Ordinary Shares of 0.1 penny each and every 4,956 such Ordinary Shares of 0.1 penny each were then consolidated into 1 Ordinary Share of £4.956 each, resulting in an authorised share capital of £10,000,088,384.02 divided into 2 Redeemable Deferred Shares of 1 penny each, 1 Redeemable Preference Share of £50,000 and 2,017,764,000 Ordinary Shares of £4.956 each.

By Order of the High Court of Justice dated 14 April 2003 the capital of the Company was reduced to £100,938,200.02 divided into 2 Redeemable Deferred Shares of 1 penny each, 1 Redeemable Preference Share of £50,000 and 2,017,764,000 Ordinary Shares of 5 pence each.

By an Ordinary resolution passed on 1 December 2003, the authorised ordinary share capital of the Company was converted into 1,424,304,000 new ordinary shares of 7 1/12 pence each.

By Special Resolution passed on 2 February 2006 the unissued share capital divided into 2 Redeemable Deferred Shares of 1 penny each and 1 Redeemable Preference Share of £50,000 was converted into ordinary shares of 7 1/12 pence each and the authorised share capital was amended accordingly.

We, the Subscribers to this Memorandum of Association wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of Shares shown opposite our respective names.

	Names and Addresses of Subscribers	Number of Shares taken by each Subscriber

1	Hackwood Directors Ltd	One
One Silk Street
London
EC2Y 8HQ

Mark Jackson

For and on behalf of
Hackwood Directors Limited

2	Hackwood Secretaries Limited	One
One Silk Street
London
EC2Y 8HQ

Mark Jackson

For and on behalf of
Hackwood Secretaries Limited

	Total Shares Taken :	Two

DATED : 30 September 2002

Witness to the above Signatures:-

J. DAVIES

One Silk Street
London
EC2Y 8HQ

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The Companies Act 1985

COMPANY LIMITED BY SHARES

Articles of Association

Adopted by Special Resolution passed on 9 April 2003.

of

MITCHELLS & BUTLERS PLC*

Preliminary

1	The regulations in Table A in The Companies (Tables A to F) Regulations 1985 and in any Table A applicable to the Company under any former enactment relating to companies shall not apply to the Company.

2	In these Articles (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:

“The Act” means The Companies Act 1985 as amended by the Companies Act 1989.

“These Articles” means these Articles of Association as from time to time altered.

“The Auditors” means the auditors for the time being of the Company.

“London Stock Exchange” means London Stock Exchange plc.

“Month” means calendar month.

“Office” means the registered office of the Company for the time being.

“Operator” means CRESTCo Limited or such other person as may for the time being be approved by H.M. Treasury as Operator under the Regulations.

“Operator-instruction” means a properly authenticated dematerialised instruction attributable to the Operator.

“paid” means paid or credited as paid.

“participating security” means a security title to units of which is permitted by the Operator to be transferred by means of a relevant system.

“Register” means the register of members of the Company.

“The Regulations” means the Uncertificated Securities Regulations 2001.

*	The name of the Company was changed from Hackplimco (No. 111) public limited company to Mitchells & Butlers PLC on 4 February 2003, pursuant to a Special Resolution passed on that date.

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“relevant system” means a computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the Regulations.

“Seal” means the Common Seal of the Company.

“Securities Seal” means the official seal kept by the Company by virtue of Section 40 of the Act.

“Statutes” means the Act, the Regulations and every other statute for the time being in force concerning companies and affecting the Company.

“Transfer Office” means the place where the Register is situated for the time being.

“The United Kingdom” means Great Britain and Northern Ireland.

“UK Listing Authority” means the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000.

“in writing” means written or produced by any substitute for writing or partly one and partly another.

“Year” means calendar year.

The expression “address” shall include, in relation to electronic communication, any number or address (including in the use of any Uncertificated Proxy Instruction permitted under Article 76, an identification number of a participant in the relevant system) used for the purpose of such communication.

The expressions “communication” and “electronic communication” shall have the same respective meanings as in the Electronic Communications Act 2000, the latter including, without limitation, e-mail, facsimile, CD-Rom, audio tape and telephone transmission and (in the case of electronic communication by the Company in accordance with Article 65) publication on a web site.

“Consent” in relation to the holders of any particular class of shares shall mean the consent or sanction of such holders given in accordance with the provisions of Article 4 of these presents relating to Variation of Rights.

The expressions “debenture” and “debenture holder” shall respectively include “debenture stock” and “debenture stockholder”.

The expression “Director” shall include all the directors of the Company.

The expression “Group” in relation to moneys borrowed means the Company and its subsidiary undertakings for the time being.

“Moneys borrowed” shall be deemed to include (to the extent that the same would not otherwise fall to be taken into account):

(i) the principal amount of any debentures, as defined in Section 744 of the Act and any fixed premium payable on final repayment thereof save to the extent that such amounts otherwise fall to be included as moneys borrowed;

(ii) the principal amount raised by the acceptance of bills by the Company or any subsidiary (not being acceptance of trade bills for the purchase of goods in the ordinary course of business) or by any bank or accepting house under any acceptance credit opened on behalf of the Company or any subsidiary;

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(iii)	the nominal amount of any share capital and the principal amount of any other debentures or other borrowed moneys (together with any fixed premium payable on final redemption or repayment) the redemption or repayment of which is guaranteed (or is the subject of an indemnity granted) by the Company or a subsidiary, save to the extent that the amount guaranteed otherwise falls to be included as moneys borrowed;

(iv)	the nominal amount of any paid-up share capital, except ordinary share capital, of a subsidiary which is not for the time being beneficially owned by the Company or a subsidiary;

(v)	the aggregate amount owing by any member of the Group under finance leases (as determined in accordance with any then current Financial Reporting Standard or otherwise in accordance with United Kingdom generally accepted accounting principles but excluding leaseholds of immovable property);

(vi)	the principal amount of any book debts of any member of the Group which have been sold or agreed to be sold, to the extent that any member of the Group is for the time being liable to indemnify or reimburse the purchaser in respect of any non- payment in respect of such book debts; and

(vii)	any part of the purchase price of any movable or immovable assets acquired by any member of the Group, the payment of which is deferred beyond the date of completion of the conveyance, assignment or transfer of the legal estate to such assets or, if no such conveyance, assignment or transfer is to take place within six months after the date on which the contract for such purchase is entered into or (if later) becomes unconditional, beyond that date;

but shall be deemed not to include:

(viii)	a proportion of the moneys borrowed by any partly-owned subsidiary otherwise than from the Company or a subsidiary equal to the proportion of its ordinary share capital not directly or indirectly attributable to the Company;

(ix)	amounts borrowed and falling to be taken into account as moneys borrowed pending their application for the purpose of repaying the whole or any part of the other moneys borrowed provided that they are so applied within six months of being so borrowed;

(x)	amounts borrowed by the Company or any subsidiary to finance any contract for the sale of goods in respect of which any part of the price receivable is guaranteed by the Export Credit Guarantee Department of the Board of Trade or any institution carrying on similar business to the extent of that part of the contract price guaranteed notwithstanding that such amount is secured by a pledge or charge on the interest in such contract or the underlying goods or bills of exchange or the negotiable instruments drawn or made in connection therewith or the interest in any letters of credit issued or guarantee or indemnity or security held in relation thereto;

(xi)	all sums (whether or not carrying interest) deposited with the Company or with any subsidiary by tenants or managers of premises owned by any such company by way of earnest or security for the performance by such tenants or managers of their obligations or by loan clubs or by similar associations;

and so that:

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(xii)	no amount shall be taken into account more than once in the same calculation but subject thereto (i) to (xii) above shall be read cumulatively;

(xiii)	moneys borrowed shall be offset by cash and cash equivalence as determined in accordance with any then current Financial Reporting Standards or otherwise in accordance with United Kingdom generally accepted accounting principles; and

(xiv)	in determining the amount of any debentures or other moneys borrowed or of any share capital for the purpose of this paragraph there shall be taken into account the nominal or principal amount thereof (or, in the case of partly-paid debentures or shares, the amount for the time being paid up thereon) together with any fixed or minimum premium payable on final redemption or repayment Provided that if moneys are borrowed or shares are issued on terms that they may be repayable or redeemable (or that any member of the Group may be required to purchase them) earlier than their final maturity date (whether by exercise of an option on the part of the issuer or the creditor (or a trustee for the creditor) or the shareholder, by reason of a default or for any other reason) at a premium or discount to their nominal or principal amount then there shall be taken into account the amount (or the greater or greatest of two or more alternative amounts) which would, if those circumstances occurred, be payable on such repayment, redemption or purchase at the date as at which the calculation is being made.

The expression “officer” shall include a Director, manager and the Secretary, but shall not include an auditor.

The expressions “recognised clearing house” and “recognised investment exchange” shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services and Markets Act 2000.

The expression “Secretary” shall include any person appointed by the Directors to perform any of the duties of the Secretary including, but not limited to, a joint, assistant or deputy Secretary.

“Share capital and consolidated reserves” shall mean at any time a sum equal to the aggregate of reserves, as shown by the relevant balance sheet, of the amount paid up on the issued or allotted share capital of the Company and the amount standing to the credit of the reserves (including the profit and loss account and any share premium account or capital redemption reserve) of the Company and its subsidiary undertakings included in the consolidation in the relevant balance sheet but after:

(i)	adding back any debit balance on profit and loss account or on any other reserve;

(ii)	excluding any amount taken directly to reserves for taxation;

(iii)	making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital and/or any such reserves (other than profit and loss account) subsequent to the date of the relevant balance sheet and so that for this purpose if any issue or proposed issue of shares by the Company for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription moneys payable in respect thereof (not being moneys payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional);

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(iv)	making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by the Company or its subsidiary undertakings (to the extent not attributable directly or indirectly to the Company) out of profits earned up to and including the date of the relevant balance sheet to the extent that such distribution is not provided for in such balance sheet;

(v)	making such adjustments as may be appropriate in respect of any variation in the interests of the Company in its subsidiary undertakings (including a variation whereby an undertaking becomes or ceases to be a subsidiary undertaking) since the date of the relevant balance sheet;

(vi)	if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any undertaking is to become or cease to be a subsidiary undertaking of the Company, making all such adjustments as would be appropriate if such transaction had been carried into effect;

(vii)	excluding minority interests in subsidiary undertakings to the extent not already excluded;

(viii)	excluding the effect on the reserves of the Company of any retirement benefits scheme surplus or deficit (net of related deferred tax) which would otherwise be reflected in accordance with any applicable accounting standard.

For the purpose of this definition, the “relevant balance sheet” means, as at the date of the adoption of these Articles, the latest audited consolidated balance sheet of Six Continents PLC and its subsidiary undertakings, until the audited accounts for the Company and its subsidiary undertakings for the period ended 30 September 2003 are published, and from that date the relevant balance sheet shall be the latest audited consolidated balance sheet dealing with the state of affairs of the Company and (with or without exceptions) its subsidiary undertakings.

The expression “shareholders’ meeting” shall include both a General Meeting and a meeting of the holders of any class of shares of the Company.

For the purposes of this definition:

(i)	capital allotted shall be treated as issued and any capital already called up or payable at any fixed future date shall be treated as already paid up, and

(ii)	any company which it is proposed shall become a subsidiary shall be treated as if it had already become a subsidiary.

All such provisions of these Articles as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” shall be construed accordingly.

Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.

References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force.

Subject as aforesaid any words or expressions defined in the Act or the Regulations shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

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A Special or Extraordinary Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.

References herein to a share (or to a holding of shares) being in uncertificated form or in certificated form are references, respectively, to that share being an uncertificated unit of a security or a certificated unit of a security for the purposes of the Regulations.

Share Capital

3	Amount of Share Capital

The share capital of the Company at the date of adoption of these Articles is £10,000,088,384.02 divided into 2,380,961,520 ordinary shares of £4.20 each (“Ordinary Shares”), two Redeemable Deferred Shares of 1 penny each (“Redeemable Deferred Shares”) and one Redeemable Preference Share of £50,000 (“Redeemable Preference Share”).† The Ordinary Shares will have attached thereto the rights and privileges and be subject to the limitations and restrictions specified in this Article 3.

3.1	Income

Subject to the rights attached to any other share or class of share, the holders of Ordinary Shares shall be entitled to be paid any profits of the Company available for distribution and determined to be paid by the Directors rateably according to the amounts paid up on such shares.

3.2	Capital

On a return of capital on winding up or otherwise (except on redemption in accordance with the terms of issue of any share, or purchase by the Company of any share or on a capitalisation issue and subject to the rights of any other class of shares that may be issued) after paying such sums as may be due in priority to holders of any other class of shares in the capital of the Company, any further such amount shall be paid to the holders of the Ordinary Shares rateably according to the amounts paid up or credited as paid up in respect of each Ordinary Share.

3.3	Voting at General Meetings

The holders of Ordinary Shares shall be entitled, in respect of their holdings of such shares, to receive notice of general meetings and to attend, speak and vote at such meetings in accordance with these Articles.

2	By Special Resolution passed on 9 April 2003 each issued and unissued authorised ordinary share in the capital of the Company at 12.01 a.m. on 13 April 2003 was sub-divided into 4,200 Ordinary Shares of 0.1 penny each and every 4,956 such Ordinary Shares of 0.1 penny each were then consolidated into 1 Ordinary Share of £4.956 each, resulting in an authorised share capital of £10,000,088,384.02 divided into 2 Redeemable Deferred Shares of 1 penny each, 1 Redeemable Preference Share of £50,000 and 2,017,764,000 Ordinary Shares of £4.956 each.

By Order of the High Court of Justice dated 14 April 2003 the capital of the Company was reduced to £100,938,200.02 divided into 2 Redeemable Deferred Shares of 1 penny each, 1 Redeemable Preference Share of £50,000 and 2,017,764,000 Ordinary Shares of 5 pence each.

By an Ordinary resolution passed on 1 December 2003, the authorised ordinary share capital of the Company was converted into 1,424,304,000 new ordinary shares of 7 1/12 pence each.

By Special Resolution passed on 2 February 2006 the unissued share capital divided into 2 Redeemable Deferred Shares of 1 penny each and 1 Redeemable Preference Share of £50,000 was converted into ordinary shares of 7 1/12 pence each and the authorised ordinary share capital was amended accordingly.

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Variation of Rights

4	Manner of variation of rights

Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. To every such separate General Meeting all the provisions of these Articles relating to General Meetings of the Company and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy at least one-third in nominal value of the issued shares of the class (but so that at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every £1 in nominal amount of capital held by him but not otherwise. The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

5	Matters not constituting variation of rights

The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto.

Alteration of Share Capital

6	Increase of Share Capital

The Company may from time to time by Ordinary Resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe. All new shares shall be subject to the provisions of the Statutes and of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

7	Consolidation, cancellation and subdivision

The Company may by Ordinary Resolution:

7.1	Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

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7.2	Cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled;

7.3	Sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

8	Proceeds of consolidation and subdivision

Whenever as a result of a consolidation or subdivision of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members, and the Directors may authorise some person to transfer the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale. So far as the Statutes allow, the Directors may treat shares of a member in certificated form and in uncertificated form as separate holdings in giving effect to subdivisions and/or consolidations and may cause any shares arising on consolidation or subdivision and representing fractional entitlements to be entered in the Register as shares in certificated form where this is desirable to facilitate the sale thereof.

9	Purchase of own shares

Subject to the provisions of the Statutes, the Company may purchase, or may enter into a contract under which it will or may purchase, any of its own shares (including any redeemable shares). Every contract for the purchase by the Company of, or under which it may become entitled or obliged to purchase, its own shares shall, in addition to such authorisation as may be required by the Statutes, be sanctioned by an Extraordinary Resolution passed at a separate General Meeting of the holders of each class of shares in issue convertible into equity share capital of the Company.

10	Reduction of capital

The Company may reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any manner and with and subject to any incident authorised and consent required by law.

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Shares

11	Rights attaching to shares on issue

Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and subject to the provisions of the Statutes the Company may issue any shares which are, or at the option of the Company or the holder are liable, to be redeemed.

12	Directors’ power to allot

12.1	Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise and of any resolution of the Company in General Meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

12.2	The Directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 80 of the Act to exercise for each Allotment Period all the powers of the Company to allot relevant securities up to an aggregate nominal amount not exceeding an amount equal to one-third of the Ordinary Shares in issue at the beginning of the Allotment Period.

12.3	During each Allotment Period the Directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of any authority for the time being in force under Section 80 of the Act:

	12.3.1	in connection with a rights issue; and

	12.3.2	otherwise than in connection with a rights issue, up to an aggregate nominal amount not exceeding an amount equal to five per cent. of the Ordinary Shares in issue at the beginning of the Allotment Period, as if Section 89(1) of the Act did not apply to any such allotment.

12.4	By each such authority and power the Directors may during each Allotment Period, make offers or agreements which would or might require the allotment of securities after the expiry of such period.

12.5	For the purposes of this Article 12:

	12.5.1	“rights issue” means an offer of equity securities open for a period fixed by the Directors to holders of equity securities on the Register on a fixed record date in proportion to their respective holdings of such securities or in accordance with the rights attached thereto (but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory);

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	12.5.2	“Allotment Period” means the period ending at the conclusion of the next Annual General Meeting or 15 months from the date of passing the resolution, whichever is the earlier, or any other period (not exceeding five years on any occasion) for which the authority conferred by this Article 12 is renewed or extended by Resolution of the Company in General Meeting stating the Section 80 Amount for such period;

	12.5.3	“Section 80 Amount” shall for the first Allotment Period be an aggregate nominal amount not exceeding an amount equal to one third of the Ordinary Shares in issue at the beginning of the Allotment Period;

	12.5.4	the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

13	Commission on issue of shares

The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful.

14	Renunciation of allotment

The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder:

14.1	recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation; and/or

14.2	allow the rights represented thereby to be one or more participating securities,

in each case upon and subject to such terms and conditions as the Directors may think fit to impose.

15	Trust etc. interests not recognised

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

16	Right to refuse registration

The Directors may in their absolute discretion and without assigning any reason therefor refuse to register any transfer of shares (not being fully-paid shares) provided that, where any such shares are admitted to the Official List maintained by the UK Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. The Directors may also refuse to register an allotment or transfer of shares (whether fully-paid or not) in favour of more than four persons jointly. If the Directors refuse to register an allotment or transfer they shall within two months after the date on which the letter of allotment or transfer was lodged with the Company send to the allottee or transferee notice of the refusal.

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Evidence of Title to Securities

17	Nothing in these Articles shall require title to any securities of the Company to be evidenced or transferred by a written instrument, the regulations from time to time made under the Statutes so permitting. The Directors shall have power to implement any arrangements which they may think fit for such evidencing and transfer which accord with those regulations.

Share Certificates

18	Issue of share certificate

Every share certificate shall be executed by the Company in such manner as the Directors may decide (which may include use of the Seal or the Securities Seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) and/or manual or facsimile signatures by one or more Directors) and shall specify the number and class of shares to which it relates and the amount paid up thereon. No certificate shall be issued representing shares of more than one class. No certificate shall normally be issued in respect of shares held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange.

19	Joint Holder

In the case of a share held jointly by several persons in certificated form the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of the joint holders shall be sufficient delivery to all.

20	Timing of issue of share certificate

Any person (subject as aforesaid) whose name is entered in the Register in respect of any shares in certificated form of any one class upon the issue or transfer thereof shall be entitled without payment to a certificate therefor (in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer of fully-paid shares) within 14 days after lodgment of a transfer or (in the case of a transfer of partly-paid shares) within two months after lodgment of a transfer.

21	Balance certificate

Where some only of the shares comprised in a share certificate are transferred, the old certificate shall be cancelled and, to the extent that the balance is to be held in certificated form, a new certificate for the balance of such shares issued in lieu without charge.

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22	Replacement of share certificates

22.1	Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

22.2	If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.

22.3	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

22.4	In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

Calls on Shares

23	Power to make calls

The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of allotment of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

24	Liability for calls

Each member shall (subject to receiving at least 14 days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified, the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the Directors may determine.

25	Interest on overdue amounts

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 3 per cent per annum above the base rate for the time being of Barclays Bank PLC on the date on which payments are made to the Company) as the Directors determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

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26	Other sums due on shares

Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. In case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

27	Power to differentiate between holders

The Directors may on the allotment of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

28	Payment of calls in advance

The Directors may if they think fit receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate (not exceeding 3 per cent per annum above the base rate for the time being of Barclays Bank PLC on the date on which payments are made to the Company) as the member paying such sum and the Directors may agree.

Forfeiture and Lien

29	Notice on failure to pay a call

29.1	If a member fails to pay in full any call or instalment of a call on or before the due date for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

29.2	The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.

30	Forfeiture for non-compliance

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

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31	Disposal of forfeited share

A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

32	Holder to remain liable despite forfeiture

A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares (and shall, in the case of shares held in certificated form, surrender to the Company for cancellation the certificate for such shares) but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at 3 per cent per annum above the base rate for the time being of Barclays Bank PLC on the date on which payments are made to the Company (or such lower rate as the Directors may determine) from the date of forfeiture or surrender until payment and the Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal or waive payment in whole or in part.

33	Lien on partly-paid shares

The Company shall have a first and paramount lien on every share (not being a fully-paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share and the Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

34	Sale of shares subject to lien

The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy or otherwise by operation of law.

35	Proceeds of sale subject to lien

The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the amount in respect whereof the lien exists so far as the same is then payable and any residue shall, upon surrender (in the case of shares held in certificated form) to the Company for cancellation of the certificate for the shares sold and subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, be paid to the person entitled to the shares at the time of the sale. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.

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36	Evidence of forfeiture

A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration shall (subject to the making of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

Transfer of Shares

37	Form of transfer

37.1	Subject to the provisions of Article 17, all transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully-paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.

37.2	All transfers of shares which are in uncertificated form may, unless the Regulations otherwise provide, be effected by means of a relevant system.

38	Closure of Register

38.1	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine and either generally or in respect of any class of shares except that, in respect of any shares which are participating securities, the Register shall not be closed without the consent of the Operator. The Register shall not be closed for more than 30 days in any year.

39	Right to refuse registration

39.1	The Directors may decline to recognise any instrument of transfer relating to shares in certificated form unless the instrument of transfer is in respect of only one class of share and is lodged at the Transfer Office accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do), provided that, where any such shares are admitted to the official list maintained by the UK Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. In the case of a transfer of shares in certificated form by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange the lodgment of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

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40	Instruments of transfer

All instruments of transfer which are registered may be retained by the Company.

41	No fee on registration

No fee will be charged by the Company in respect of the registration of any transfer or any document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

42	Destruction of documents

Subject to compliance with the rules (as defined in the Regulations) applicable to shares of the Company in uncertificated form, the Company shall be entitled to destroy or delete all instruments of transfer or other documents (whether in hard copy or electronic form) which have been registered or on the basis of which registration was made at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed or deleted was duly and properly made and every instrument of transfer so destroyed or deleted was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed or deleted was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

42.1	The provisions aforesaid shall apply only to the destruction or deletion of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

42.2	Nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction or deletion of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;

42.3	References herein to the destruction or deletion of any document include references to the disposal thereof in any manner.

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43	Further provisions on shares in uncertificated form

43.1	Subject to the Statutes and the rules (as defined in the Regulations), the Directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of a relevant system or that shares of any class should cease to be held and transferred as aforesaid.

43.2	The provisions of these Articles shall not apply to shares of any class which are in uncertificated form to the extent that such Articles are inconsistent with:

	43.2.1	the holding of shares of that class in uncertificated form;

	43.2.2	the transfer of title to shares of that class by means of a relevant system; or

	43.2.3	any provision of the Regulations.

Transmission of Shares

44	Persons entitled on death

In case of the death of a shareholder, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

45	Election by persons entitled by transmission

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share either be registered himself as holder of the share upon giving to the Company notice in writing of such his desire or transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the notice or transfer were a transfer made by the member registered as the holder of any such share.

46	Rights of persons entitled by transmission

Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect of the share.

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Untraced Shareholders

47	Untraced shareholders

The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law if and provided that:

47.1	during the period of six years prior to the date of the publication of the advertisements referred to in Article 47.2 below (or, if published on different dates, the first thereof) no communication has been received by the Company from the member or the person entitled by transmission and no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the member or to the person entitled by transmission to the shares at his address on the Register or the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and at least three dividends in respect of the shares in question have become payable and no dividend in respect of those shares has been claimed; and

47.2	the Company shall on expiry of the said period of six years have inserted advertisements in both a leading national daily newspaper and in a newspaper circulating in the area in which the address referred to in Article 47.1 above is located giving notice of its intention to sell the said shares; and

47.3	during the said period of six years and the period of three months following the publication of the said advertisements the Company shall have received no communication from such member or person.

48	Executor and proceeds

To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

49	Uncertificated shares

In the case of shares in uncertificated form, the foregoing provisions of this Article are subject to any restrictions applicable under the Regulations.

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General Meetings

50	Annual and Extraordinary General Meetings

An Annual General Meeting shall be held not more than 18 months after the incorporation of the Company and subsequently once in every year, at such time (within a period of not more than 15 months after the holding of the last preceding Annual General Meeting) and place as may be determined by the Directors. All other General Meetings shall be called Extraordinary General Meetings.

51	Convening of General Meetings

The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed with proper expedition to convene an Extraordinary General Meeting.

Notice of General Meetings

52	Notice of General Meetings

An Annual General Meeting and any Extraordinary General Meeting at which it is proposed to pass a Special Resolution or (save as provided by the Statutes) a resolution of which special notice has been given to the Company, shall be called by 21 clear days’ notice in writing (including, subject to the provision of the Statutes and regulations of the London Stock Exchange, electronic mail), as further described in Article 150 at the least and any other Extraordinary General Meeting by 14 clear days’ notice in writing (including, subject to the provision of the Statutes and regulations of the London Stock Exchange, electronic mail), as further described in Article 150 at the least. The period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in manner hereinafter mentioned to all members other than such as are not under the provisions of these Articles entitled to receive such notices from the Company: Provided that the Company may determine that only those persons entered on the Register at the close of business on a day determined by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice and Provided also that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:

52.1	in the case of an Annual General Meeting by all the members entitled to attend and vote thereat; and

52.2	in the case of an Extraordinary General Meeting by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

53	Contents of notice of General Meetings

53.1	Every notice calling a General Meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a member of the Company.

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53.2	In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

53.3	The notice shall specify the general nature of the business to be transacted; if any resolution is to be proposed as an Extraordinary Resolution or as a Special Resolution, the notice shall contain a statement to that effect.

53.4	For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.

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Overflow of General Meetings

54	The Board may, notwithstanding that the notice of any General Meeting may specify the place of the meeting (the “Principal Place”), at which the chairman of the meeting shall preside, make arrangements for simultaneous attendance and participation at other places by members and proxies entitled to attend the General Meeting but unable to do so at the Principal Place.

55	Such arrangements for simultaneous attendance at the meeting may include arrangements regarding the level of attendance as aforesaid at the other places provided that they shall operate so that any members and proxies excluded from attendance at the Principal Place are able to attend at one or more of the other places. For the purpose of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the Principal Place.

56	The Board may, for the purpose of facilitating the organisation and administration of any General Meeting to which such arrangements apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford all members and proxies entitled to attend the meeting an equal opportunity of being admitted to the Principal Place) or the imposition of some random means of selection or otherwise as it shall in its absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any member or proxy to attend a General Meeting at the Principal Place shall be subject to the arrangements as may be for the time being in force whether stated in the notice of meeting to apply to that meeting or notified to the members concerned subsequent to the provision of the notice of the meeting.

Proceedings at General Meetings

57	Chairman

The Chairman of the Directors, failing whom a Deputy Chairman, shall preside as chairman at a General Meeting. If there be no such Chairman or Deputy Chairman, or if at any meeting neither be present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director be present or if all the Directors present decline to take the chair, the members present shall choose one of their number) to be chairman of the meeting.

58	Quorum

No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Three members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

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59	Lack of quorum

If within five minutes from the time appointed for a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day and such time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine and in the latter case not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. At the adjourned meeting two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

60	Adjournment

The chairman of any General Meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for 30 days or more or sine die, not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting.

61	Notice of adjourned meeting

Save as hereinbefore expressly provided, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

62	Amendments to resolutions

If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special or Extraordinary Resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

63	Polls

At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:

63.1	the chairman of the meeting; or

63.2	not less than five members present in person or by proxy and entitled to vote; or

63.3	a member or members present in person or by proxy and representing not less than one- tenth of the total voting rights of all the members having the right to vote at the meeting; or

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63.4	a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

64	Demand for poll

A demand for a poll may be withdrawn only with the approval of the chairman of themeeting. Unless a poll is demanded a declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution. If a poll is demanded, it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may fix a place and time for the purpose of declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

65	Voting on a poll

On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. Unless his appointment otherwise provides, the proxy may vote or abstain at his discretion on any matter coming before the meeting on which proxies are entitled to vote.

66	Chairman’s casting vote

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to any other vote he may have.

67	Timing of poll

A poll demanded on the choice of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the chairman may direct. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

Votes of Members

68	Votes attaching to shares

Subject to Article 53.4 and to any special rights or restrictions as to voting attached by or in accordance with these Articles to any class of shares, on a show of hands every member who is present in person or by proxy shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

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69	Votes of joint holders

In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

70	Voting by guardian

Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such receiver or other person on behalf of such member to vote in person or by proxy at any General Meeting or to exercise any other right conferred by membership in relation to meetings of the Company.

71	Restrictions on voting if holding unpaid shares

No member shall, unless the Directors otherwise determine, be entitled in respect of any share held by him to vote either personally or by proxy at a General Meeting or a meeting of the holders of any class of shares of the Company or to exercise any other right conferred by membership in relation to General Meetings of the Company or meetings of the holders of any class of shares of the Company if any call or other sum presently payable by him to the Company in respect of that share remains unpaid.

72	Restrictions on voting in particular circumstances

72.1	If any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under Section 212 of the Act and is in default for the prescribed period in supplying to the Company the information thereby required, then (unless the Directors otherwise determine) in respect of:

	72.1.1	the shares comprising the shareholding account in the Register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “default shares” which expression shall include any further shares which are issued in respect of such shares); and

	72.1.2	any other shares held by the member,

the member shall (for so long as the default continues) not, nor shall any transferee to which any of such shares are transferred other than pursuant to an approved transfer or pursuant to paragraph 74.2.2 below, be entitled to vote either personally or by proxy at a General Meeting of the Company or a meeting of the holders of any class of shares of the Company or to exercise any other right conferred by membership in relation to General Meetings of the Company or meetings of the holders of any class of shares of the Company.

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72.2	Where the default shares represent at least 0.25 per cent of the issued shares of the class in question, the Directors may in their absolute discretion by notice (a “direction notice”) to such member direct that:

	72.2.1	any dividend or part thereof or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest thereon when such money is finally paid to the member; and/or

	72.2.2	no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:

		(i)	the member is not himself in default as regards supplying the information required; and

		(ii)	the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares, provided that, in the case of shares in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by the Regulations.

Any direction notice may treat shares of a member in certificated and uncertificated form as separate holdings and either apply only to the former or to the latter or make different provision for the former and the latter.

Upon the giving of a direction notice its terms shall apply accordingly.

72.3	The Company shall send to each other person appearing to be interested in the shares which are the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

72.4

	72.4.1	Save as herein provided any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect thereafter upon the Directors so determining (such determination to be made within a period of one week of the default being duly remedied with written notice thereof being given forthwith to the member).

	72.4.2	Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with paragraph 74.2.2 above.

72.5	For the purposes of this Article:

	72.5.1	a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under the said Section 212 and either (a) the member has named such person as being so interested or (b) (after taking into account the response of the member to the said notice andany other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

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	72.5.2	the prescribed period is 14 days from the date of service of the notice under the said Section 212; and

	72.5.3	a transfer of shares is an approved transfer if:

(i) it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer for a company (as defined in Section 428 of the Act); or

(ii) the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with any person appearing to be interested in such shares including any such sale made through the London Stock Exchange or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded. For the purposes of this sub-paragraph any associate (as that term is defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.

72.6		The provisions of this Article are in addition and without prejudice to the provisions of the Act.

73		Validity and result of vote

No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

Proxies

74	Proxy need not be a member

A proxy need not be a member of the Company.

75	Form of proxy

Subject to Article 76.1, an instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may approve and:

75.1	in the case of an individual shall be signed by the appointor or his attorney; and

75.2	in the case of a corporation shall be either given under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation.

The signature on such instrument need not be witnessed. Where an instrument appointing a proxy is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) belodged with the instrument of proxy pursuant to the next following Article, failing which the instrument may be treated as invalid.

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76	Deposit of form of proxy

76.1	An instrument appointing a proxy must be received by the Company at such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified, at the Transfer Office) not less than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid. The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

76.2	Without limiting the foregoing, in relation to any shares in uncertificated form the Directors may permit a proxy to be appointed by means of an electronic communication in the form of an Uncertificated Proxy Instruction (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, sent by means of a relevant system to such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system)); and may permit any supplement to, or amendment or revocation of, any such Uncertificated Proxy Instruction to be made by a further Uncertificated Proxy Instruction. The Directors may in addition prescribe the method of determining the time at which any such instruction or notification purporting or expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that holder.

77	Differing proxy appointments

When two or more valid but differing proxy appointments are delivered in respect of the same share for use at the same meeting, the one which is last delivered (regardless of its date or the date of its execution (if relevant)) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was last delivered none of them shall be treated as valid in respect of that share.

78	Rights of proxy

An instrument appointing a proxy shall be deemed to include the right to demand or join in demanding a poll but shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting.

79	Revocation of proxy

A vote cast by proxy shall not be invalidated by the previous death or insanity of the principal or by the revocation of the appointment of the proxy or of the authority under which the appointment was made provided that no intimation in writing, or electronically or by telephone of such death, insanity or revocation shall have been received by the Company at the address or one of the addresses specified under Article 76 (subject to any conditions attached to the use of a particular address imposed under that Article) or, if no address was specified, at the Transfer Office 48 hours or such lesser time as the Directors may determine before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast. The Directors may establish such procedures as they deem appropriate to receive and verify the validity and acceptance of the revocation of proxy.

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Corporations Acting by Representatives

80	Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

Directors

81	Number of Directors

Subject as hereinafter provided the Directors shall not be less than five nor more than 18 in number. The Company may by Ordinary Resolution from time to time vary the minimum number and/or maximum number of Directors.

82	Share qualification

A Director shall not be required to hold any shares of the Company by way of qualification.A Director who is not a member of the Company shall nevertheless be entitled to receivenotice of, attend and speak at General Meetings.

83	Directors’ fees

Each of the Directors, other than those who hold executive office or are employees of the Company or any subsidiary, shall be paid a fee (which shall accrue from day to day) at such rate as may from time to time be determined by the Directors, provided that the aggregate of all such fees shall not in respect of any year exceed £550,000 or such other sum as shall be determined by Ordinary Resolution of the Company.

84	Other remuneration of Directors

Any Director who holds any executive office (including for this purpose the office of Chairman or Deputy Chairman or Vice Chairman whether or not such office is held in an executive capacity), or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of theordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such benefits as the Directors may determine.

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85	Directors’ expenses

The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise in connection with the business of the Company.

86	Directors’ pensions and other benefits

The Directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director or ex-Director of the Company or any of its subsidiaries and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to pay premiums.

87	Directors’ insurance

Without prejudice to the provisions of Article 160 the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund or employees’ share scheme in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to the Company or any such other company, subsidiary undertaking or pension fund or employees’ share scheme.

88	Directors’ interests

Subject to the provisions of the Statutes, and provided that he has disclosed to the Directors the nature and extent of any interest of his, a Director or alternate Director may be party to or in any way interested in any contract or arrangement or transaction to which the Company is a party or in which the Company is in any way interested and he may hold and be remunerated in respect of any office or place of profit (other than the office of Auditor of the Company or any subsidiary thereof) under the Company or any other company in which the Company is in any way interested and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other company and be remunerated therefor and in any such case as aforesaid (save as otherwise agreed by him) he may retain for his own absolute use and benefit all profits and advantages accruing to him thereunder or in consequence thereof.

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89	Appointment of executive Directors

89.1	The Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chairman, Deputy Chairman, Vice Chairman or Group Chief Executive) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

89.2	The appointment of any Director to the office of Chairman, Deputy Chairman, Vice Chairman or Group Chief Executive or Managing or Joint Managing or Deputy or Assistant Managing Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

89.3	The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

90	Powers of executive Directors

90.1	The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

Appointment and Retirement of Directors

91	Election or appointment of additional director

The Company may by Ordinary Resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director. Without prejudice thereto the Directors shall have power at any time so to do, but so that the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these Articles. Any person so appointed by the Directors shall hold office only until the next Annual General Meeting and shall then be eligible for re-appointment, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

92	Vacation of office

The office of a Director shall be vacated in any of the following events, namely:

92.1	If he shall become prohibited by law from acting as a Director;

92.2	If he shall resign by writing under his hand left at the Office or if he shall in writing offer to resign and the Directors shall resolve to accept such offer;

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92.3	If he shall have a bankruptcy order made against him or shall compound with his creditors generally or shall apply to the court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

92.4	If in England or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

92.5	If he shall be absent from meetings of the Directors for six months without leave and the Directors shall resolve that his office be vacated; or

92.6	If he shall be removed from office by notice in writing served upon him signed by at least 75 per cent of his co-Directors, but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

93	Retirement by rotation at Annual General Meetings

At each Annual General Meeting:

93.1	any Director who was elected or last re-elected a Director at or before the Annual General Meeting held in the third calendar year before the current year shall retire by rotation; and

93.2	such further Directors (if any) shall retire by rotation as would bring the number retiring by rotation up to one-third of the number of Directors in office at the date of the notice of meeting (or, if their number is not a multiple of three, the number nearest to but not greater than one-third).

94	Other Directors retiring by rotation

The Directors to retire by rotation shall include (so far as necessary to obtain the number required) any Director who wishes to retire and not to offer himself for re-appointment. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-appointment or appointment and so that as between persons who became or were last re-appointed Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-appointment.

95	Re-election of retiring Director

The Company at the meeting at which a Director retires under any provision of these Articles may by Ordinary Resolution fill the office being vacated by appointing thereto the retiring Director or some other person eligible for appointment. In default the retiring Director shall be deemed to have been re-appointed except in any of the following cases:

95.1	Where at such meeting it is expressly resolved not to fill such office or a resolution for the re-appointment of such Director is put to the meeting and lost;

95.2	Where such Director has given notice in writing to the Company that he is unwilling to be re-appointed;

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95.3	Where the default is due to the moving of a resolution in contravention of the next following Article;

95.4	Where such Director has attained any retiring age applicable to him as Director.

The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to appoint some other person in the place of the retiring Director or a resolution for his re-appointment is put to the meeting and lost and accordingly a retiring Director who is re-appointed or deemed to have been re-appointed will continue in office without a break.

96	Election of two or more Directors

A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

97	Nomination of Directors for election

No person other than a Director retiring at the meeting shall, unless recommended by the Directors for appointment, be eligible for appointment as a Director at any General Meeting unless not less than seven nor more than 42 days (inclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the Office notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for appointment and also notice in writing signed by the person to be proposed of his willingness to be appointed.

98	Power to remove Director

The Company may in accordance with and subject to the provisions of the Statutes by Ordinary Resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and appoint another person in place of a Director so removed from office and any person so appointed shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is appointed was last appointed a Director. In default of such appointment the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

99	Age Limit

Any provision of the Statutes which, subject to the provisions of these Articles, would have the effect of rendering any person ineligible for appointment as a Director or liable to vacate office as a Director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment of any Director over a specified age, shall not apply to the Company.

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100	Retirement age

A Director shall vacate his office at the conclusion of the Annual General Meeting commencing next after he attains the age of 67. Such a retiring Director shall be eligible for re-appointment. Any person who has attained the age of 67 and is appointed or reappointed by the Company as a Director shall hold office only until the next Annual General Meeting and shall then be eligible for re-appointment. Such a Director shall not be taken into account in determining the number of Directors who are to retire by rotation.

Alternate Directors

101	Any Director may at any time by writing under his hand and deposited at the Office, or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Directors, shall have effect only upon and subject to being so approved.

102	The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor ceases to be a Director.

103	An alternate Director shall (except when absent from the United Kingdom) be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative but he shall count as only one for the purpose of determining whether a quorum is present. If his appointor is for the time being absent from the United Kingdom or temporarily unable to act through ill health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Directors may from time to time determine in relation to any committees of the Directors the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

104	An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

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Meetings and Proceedings of Directors

105	Governing of meetings of Directors

105.1	Subject to the provisions of these Articles the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. At any time any Director may, and the Secretary on the requisition of a Director shall, summon a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retroactive.

105.2	A notice of a meeting of directors convened in accordance with Article 105.1, or a copy of the text of any resolution proposed to be passed in accordance with Article 112, (each a “Communication”) shall be provided to each Director at their last known address, fax number or electronic mail address in the United Kingdom or to such temporary address, fax number or electronic mail address as may be notified to the Secretary from time to time. It shall not be necessary to give notice of a meeting of Directors to any Director for the time being absent from the United Kingdom. Any such Communication may be delivered by hand or sent by courier, fax, electronic mail or prepaid first class post. If sent by fax or electronic mail such Communication shall conclusively be deemed to have been given or served at the time of despatch. If sent by post or courier such Communication shall conclusively be deemed to have been received 24 hours from the time of posting or despatch, in the case of inland mail and couriers in the United Kingdom.

105.3	A Communication shall be deemed duly served under Article 105.2 if sent to the address, fax number or electronic mail address last provided by each Director to the Secretary. The non-receipt by any Director of any Communication served in accordance with the provisions of this Article 105 shall not invalidate any meeting of directors, or any written resolution signed in accordance with Article 112, to which the Communication relates if such meeting or resolution is otherwise held or signed in accordance with the provisions of these Articles.

106	Quorum

The quorum necessary for the transaction of business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number shall be three. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors. For the purposes of these Articles any Director who is able (directly or by telephonic communication) to speak and be heard by each of the other Directors present or deemed to be present at any meeting of the Directors, shall be deemed to be present in person at such meeting and shall be entitled to vote or be counted in the quorum accordingly. Such meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is, and the word “meeting” shall be construed accordingly.

107	Casting vote

Questions arising at any meeting of the Directors shall be determined by a majority of votes. In case of an equality of votes the chairman of the meeting shall have a second or casting vote.

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108	Directors’ interests

Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he together with any person connected with him within the meaning of Section 346 of the Act has any material interest (having previously disclosed to the Directors the nature and extent of any interest) otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

109	Directors may have interests

109.1	Subject to the provisions of the Statutes, a Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

	109.1.1	The giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

	109.1.2	The giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

	109.1.3	Any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

	109.1.4	Any proposal concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he (together with persons connected with him within the meaning of Section 346 of the Act) is not beneficially interested in 1 per cent or more of the issued shares of any class of such body corporate (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

	109.1.5	Any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates;

	109.1.6	Any proposal concerning any insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any Directors of the Company or for persons who include Directors of the Company provided that for the purposes of this sub-paragraph insurance shall mean only insurance against liability incurred by a Director in respect of any act or omission by him referred to in Article 87 or any other insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any groups of persons consisting of or including Directors of the Company.

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109.2	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph 109.1.4 of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

109.3	If any question shall arise at any time as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fairly disclosed.

109.4	The Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

109.5	For the purposes of this Article 109 an interest of a person who is connected (within the meaning of Section 346 of the Act) with a Director shall be treated as an interest of the Director.

110	Number of Directors below minimum

The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling such vacancies or of summoning General Meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

111	Chairman

111.1	The Directors may elect from their number a Chairman, a Deputy Chairman and/or a Vice Chairman (or two or more Deputy Chairmen and/or Vice Chairmen) and determine the period for which each is to hold office. If no Chairman, Deputy Chairman or Vice Chairman shall have been appointed or if at any meeting of the Directors no Chairman, Deputy Chairman or Vice Chairman shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

111.2	If at any time there is more than one Deputy Chairman and/or Vice Chairman the right in the absence of the Chairman to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairmen and/or Vice Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

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112	Written resolutions

A resolution in writing signed by 70 per cent of the Directors for the time being in the United Kingdom and entitled to vote thereon (being not less in number than a quorum for the meetings of Directors) shall be as effective as a resolution duly passed at a meeting of the Directors and may consist of several documents in the like form each signed by one or more Directors. The documents may be facsimile or electronic copies of the resolution. A resolution in writing shall be effective upon receipt by the Secretary of resolutions signed by the requisite number of Directors.

113	Appointment and constitution of committees

113.1	The Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees. Any such committee shall, unless the Directors otherwise resolve, have power to sub-delegate to sub-committees any of the powers or discretions delegated to it. Any such committee or sub-committee shall consist of one or more Directors and (if thought fit) one or more other persons co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee or sub- committee any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise by such committee or sub-committee. Any committee or sub-committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee or sub-committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee or sub- committee. Any such meeting of the committee or sub-committee shall be chaired by a Director.

113.2	The meetings and proceedings of any such committee or sub-committee consisting of two or more members shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.

113.3	All acts done by any meeting of Directors, or of any such committee or sub-committee, or by any person acting as a Director or as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee or sub-committee and had been entitled to vote.

Borrowing Powers

114	Borrowing Powers

Subject as hereinafter provided and to the provisions of the Statutes, the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

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115	Borrowing Restrictions

115.1	The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary companies (if any) so as to secure (so far, as regards subsidiaries, as by such exercise they can secure) that the aggregate amount for the time being remaining outstanding of all moneys borrowed by the Group (which expression in this Article means and includes the Company and its subsidiaries for the time being) and for the time being owing to persons outside the Group shall not at any time without the previous sanction of an Ordinary Resolution of the Company exceed an amount equal to three times the share capital and consolidated reserves.

115.2	No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provision be concerned to see or enquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the said limit had been or would thereby be exceeded.

General Powers of Directors

116	General Powers

116.1	The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in General Meeting subject nevertheless to any regulations of these Articles; to the provisions of the Statutes and to such regulations, whether or not consistent with these Articles, as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

117	Local boards

The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any suchdelegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

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118	Appointment of attorney

The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

119	Register of members in territories

Subject to and to the extent permitted by the Statutes, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory a branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

120	Signature on cheques etc.

All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

President

121	The Directors may from time to time elect a President of the Company and may determine the period for which he shall hold office. Such President may be either honorary or paid such remuneration as the Directors in their discretion shall think fit, and need not be a Director but shall, if not a Director, be entitled to receive notice of and attend and speak, but not to vote, at meetings of the Board of Directors only if so invited by the Directors. The President (unless he is a Director) shall not be an officer of the Company for the purposes of the Act.

Departmental, Divisional or Local Directors

122	The Directors may from time to time appoint any person to be a Departmental, Divisional or Local Director and define, limit or restrict his powers and duties and determine his remuneration and the designation of his office and may at any time remove any such person from such office. A Departmental, Divisional or Local Director (notwithstanding that the designation of his office may include the word “Director”) shall not by virtue of such office be or have power in any respect to act as a Director of the Company nor be entitled to receive notice of or attend or vote at meetings of the Directors nor be deemed to be a Director for any of the purposes of these presents.

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Secretary

123	The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Deputy and/or Assistant Secretaries.

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The Seal

124	The Directors shall provide for the safe custody of the Seal which shall not be used without the authority of the Directors or of a committee authorised by the Directors in that behalf. Every instrument to which the Seal shall be affixed shall be signed autographically by one Director and the Secretary or Deputy or Assistant Secretary or by two Directors.

125	Where the Statutes so permit, any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended to have effect as a deed without the authority of the Directors or of a committee authorised by the Directors in that behalf.

126	The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

Record Date

127	Notwithstanding any other provision of these Articles but subject always to the Statutes the Company or the Directors may by resolution specify any date (the “record date”) as the date at the close of business (or such other time as the Directors may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before the date on which the same is paid or made or (in the case of any dividend, distribution, interest, allotment or issue) at any time after the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities.

Authentication of Documents

128	Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

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Reserves

129	The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same the Directors shall comply with the provisions of the Statutes.

Dividends

130	Final dividends

The Company may by Ordinary Resolution declare dividends but no such dividend shall exceed the amount recommended by the Directors.

131	Fixed and interim dividends

If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit. Provided the Directors act in good faith they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment, on any other class of shares having rights ranking after or pari passu with those shares, of any such fixed or interim dividend as aforesaid.

132	Ranking of shares for dividends

Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

133	No dividend except out of profits

No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.

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134	Treatment of dividend

Subject to the provisions of the Statutes, where any asset, business or property is bought by the Company as from a past date the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

135	No interest on dividends

No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

136	Retention of dividends

136.1	The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a Iien and may apply the same in or towards satisfaction of the moneys payable to the Company in respect of that share.

136.2	The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

137	Waiver of dividends

The waiver in whole or in part of any dividend on any share by any document (whether or not executed as a Deed) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

138	Unclaimed dividends

The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit. Any dividend unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

139	Distribution in specie

The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

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140	Manner of payment of dividends

140.1	Any dividend or other moneys payable on or in respect of a share may be paid by cheque, warrant or financial instrument, or by other means sent direct, to the registered address of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder or otherwise by operation of law, to any one of such persons) or to such person and such address as such member or person or persons may by writing direct. Such dividend or other moneys may be paid (i) by cheque sent by post to the payee or, where there is more than one payee, to any one of them, or (ii) by inter-bank transfer to such account as the payee or payees shall in writing direct, or (iii) using the facilities of a relevant system, or (iv) by such other method of payment as the member (or in the case of joint holders of a share, all of them) may agree to. Every such cheque, warrant, financial instrument or other form of payment shall be made payable to the order of the person to whom it is sent or such other person as the holder, or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law may direct, and payment of the cheque, warrant, instrument or other form of payment shall be a good discharge to the Company. Every such payment shall be sent at the risk of the person entitled to the money represented thereby and payment of a cheque by the banker upon whom it is drawn, and any transfer or payment within (ii) or (iii) above, shall be a good discharge to the Company.

140.2	Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend or other moneys payable on or in respect of a share may be paid in such currency as the Directors may determine, using such exchange rate for currency conversions as the Directors may select.

140.3	The Company may cease to send any cheque, warrant or order by post for any dividend on any shares which is normally paid in that manner if in respect of at least three consecutive dividends payable on those shares the cheque, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these Articles, shall recommence sending cheques, warrants or orders in respect of the dividends payable on those shares if the holder or person entitled by transmission claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

141	Joint holders

If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

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142	Record date for dividends

Any resolution for the declaration or payment of a dividend on shares of any class, whether a resolution of the Company in General Meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend or transferors and transferees of any such shares.

Capitalisation of Profits and Shares

143	The Directors may, with the sanction of an Ordinary Resolution of the Company, capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of profit and loss account by appropriating such sum to the holders of Ordinary Shares on the Register at the close of business on the date of the Resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of Ordinary Shares and applying such sum on their behalf in paying up in full unissued Ordinary Shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid. The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

144	Scrip dividends

144.1	Subject as hereinafter provided, the Directors may offer to ordinary shareholders the right to receive, in lieu of dividend (or part thereof), an allotment of new Ordinary Shares credited as fully paid.

144.2	The Directors shall not make such an offer unless so authorised by an Ordinary Resolution passed at any General Meeting, which authority may extend to dividends declared or paid prior to the Annual General Meeting of the Company occurring thereafter, but no further Provided that this Article shall, without the need for any further Ordinary Resolution, authorise the Directors to offer rights of election in respect of any dividend declared or proposed after the date of the adoption of these Articles and at or prior to the Annual General Meeting which is held in the fifth year after the Ordinary Resolution is passed.

144.3	The Directors may either offer such rights of election in respect of the next dividend (or part thereof) proposed to be paid; or may offer such rights of election in respect of that dividend and all subsequent dividends, until such time as the election is revoked; or may allow shareholders to make an election in either form.

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144.4	The basis of allotment on each occasion shall be determined by the Directors so that, as nearly as may be considered convenient, the value of the Ordinary Shares to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the value of an Ordinary Share shall be either (i) the average of the middle market quotations of an Ordinary Share on the London Stock Exchange, as derived from the Daily Official List, on each of the first five business days on which the Ordinary Shares are quoted “ex” the relevant dividend; or (ii) established in such other manner as may be determined by the Directors.

144.5	If the Directors determine to offer such right of election on any occasion they shall give notice in writing to the ordinary shareholders of such right and shall issue forms of election and shall specify the procedures to be followed in order to exercise such right Provided that they need not give such notice to a shareholder who has previously made, and has not revoked, an earlier election to receive Ordinary Shares in lieu of all future dividends, but instead shall send him a reminder that he has made such an election, indicating how that election may be revoked in time for the next dividend proposed to be paid.

144.6	On each occasion the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on Ordinary Shares in respect whereof the share election has been duly exercised and has not been revoked (the “elected Ordinary Shares”), and in lieu thereof additional shares (but not any fraction of a share) shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted on that occasion on such basis and shall apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis.

144.7	The additional Ordinary Shares so allotted on any occasion shall rank pari passu in all respects with the fully-paid Ordinary Shares then in issue save only as regards participation in the relevant dividend.

144.8	Article 143 shall apply (mutatis mutandis) to any capitalisation made pursuant to this Article.

144.9	No fraction of an Ordinary Share shall be allotted. The Directors may make such provision as they think fit for any fractional entitlements including, without limitation, provision whereby, in whole or in part, the benefit thereof accrues to the Company and/or fractional entitlements are accrued and/or retained and in either case accumulated on behalf of any ordinary shareholder.

144.10	The Directors may on any occasion determine that rights of election shall not be made available to any ordinary shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

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144.11	In relation to any particular proposed dividend the Directors may in their absolute discretion decide (i) that shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend or (ii) at any time prior to the allotment of the Ordinary Shares which would otherwise be allotted in lieu thereof, that all elections to take shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

Minutes

145	The Directors shall cause Minutes to be made in books to be provided for the purpose:

145.1	Of all appointments of officers made by the Directors.

145.2	Of the names of the Directors present at each meeting of Directors and of any committee of Directors.

145.3	Of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Directors and of committees of Directors.

Accounts

146	Accounting records

Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to inspection by the officers of the Company. Subject as aforesaid no member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

147	Copies of accounts for members

A copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than 21 days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles. Provided that this Article shall not require a copy of these documents to be sent to any member to whom a summary financial statement is sent in accordance with the Statutes and provided further that this Article shall not require a copy of these documents to be sent to more than one of joint holders or to any person of whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

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Auditors

148	Validity of Auditor’s acts

Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

149	Auditor’s rights to attend General Meetings

An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.

Notices

150	Service of notice

150.1	Any notice to be given to or by any person pursuant to these Articles shall be in writing, except that a notice calling a meeting of the directors need not be in writing.

150.2	Any notice or document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it through the post in a prepaid cover addressed to such member at his registered address, or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notices, or by delivering it to such address addressed as aforesaid.

150.3	Any document or notice (excluding a share certificate) which, in accordance with these Articles, may be sent by the Company by electronic communication shall, if so sent, be deemed to be received at the expiration of 24 hours after the time it was sent. Proof (in accordance with the formal recommendations of best practice contained in the guidance issued by the Institute of Chartered Secretaries and Administrators) that an electronic communication was sent by the Company shall be conclusive evidence of such sending.

150.4	Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the expiration of 24 hours (or, where second-class mail is employed, 48 hours) after the time when the cover containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

150.5	The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

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151	Joint holders

Any notice given to that one of the joint holders of a share whose name stands first in the Register in respect of the share shall be sufficient notice to all the joint holders in their capacity as such. For such purpose a joint holder having no registered address in the United Kingdom and not having supplied an address within the United Kingdom for the service of notices shall be disregarded.

152	Deceased and bankrupt members

A person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address within the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the said member would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company have notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.

153	Overseas members

A member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices shall not be entitled to receive notices from the Company. If on three consecutive occasions notices have been sent through the post to any member at his registered address or his address for the service of notices but have been returned undelivered, such member shall not thereafter be entitled to receive notices from the Company until he shall have communicated with the Company and supplied in writing to the Transfer Office a new registered address within the United Kingdom for the service of notices.

154	Suspension of postal services

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a General Meeting by notices sent through the post, a General Meeting may be convened by a notice advertised on the same date in at least two national daily newspapers with appropriate circulation and such notice shall be deemed to have been duly served on all members entitled thereto on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

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155	Statutory requirements as to notices

Nothing in any of the preceding five Articles shall affect any requirement of the Statutes that any particular offer, notice or other document be served in any particular manner.

156	Signature of documents

Where under these Articles a document requires to be signed by a member or other person then, if in the form of an electronic communication, it must to be valid incorporate the electronic signature or personal identification details (which may be details previously allocated by the Company) of that member or other person, in such form as the Directors may approve, or be accompanied by such other evidence (including evidence in accordance with the last sentence of Article 76.2) as the Directors may require to satisfy themselves that the document is genuine. The Company may designate mechanisms for validating any such document, and any such document not so validated by use of such mechanisms shall be deemed not to have been received by the Company.

157	Electronic communication

Any member may notify the Company of an address for the purpose of his receiving electronic communications from the Company, and having done so shall be deemed to have agreed to receive notices and other documents from the Company by electronic communication of the kind to which the address relates. In addition, if a member notifies the Company of his e-mail address, the Company may satisfy its obligation to send him any notice or other document by:

157.1	publishing such notice or document on a web site; and

157.2	notifying him by e-mail to that e-mail address that such notice or document has been so published, specifying the address of the web site on which it has been published, the place on the web site where it may be accessed, how it may be accessed and (if it is a notice relating to a shareholders’ meeting) stating (i) that the notice concerns a notice of a company meeting served in accordance with the Act, (ii) the place, date and time of the meeting, (iii) whether the meeting is to be an annual or extraordinary general meeting and (iv) such other information as the Statutes may prescribe.

Any amendment or revocation of a notification given to the Company under this Article shall only take effect if in writing, signed by the member and on actual receipt by the Company thereof.

An electronic communication shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

Winding Up
158	Directors’ powers to petition

The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

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159	Distribution of assets in specie

If the Company shall be wound up (whether the (liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of an Extraordinary Resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

Indemnity

160	Except to the extent prohibited or restricted by the Statutes, but without prejudice to any indemnity to which a Director, the Secretary or any officer may otherwise be entitled, every Director, the Secretary or other officer (excluding an auditor) of the Company may be indemnified out of the assets of the Company against all liabilities incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office.

Sale of Share of Relevant US Holders
161	Sale of Shares of Relevant US Holders

161.1	Purpose and interpretation

	161.1.1	The purpose of this article is to enable the Company to reduce the number of Relevant US Holders (as defined in article 161.1.2(f)) of its shares, so as to enable the Company to suspend its obligations under the US Securities Exchange Act of 1934 (the “Exchange Act”), and to prevent any such obligations from arising again in the future.

	161.1.2	For the purpose of this article:

(a)	“interest” in relation to shares, means any interest which would be taken into account in determining for the purposes of Part VI of the Act whether a person has a notifiable interest in a share (including any interest which he would be taken as having for those purposes) and applying Section 212(5) of the Act and “interested” shall be construed accordingly;

(b)	“Register of Relevant US Holders” means the register of Relevant US Holders to be maintained in accordance with article 161.4;

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		(c)	“Relevant Nominee US Holder” means (a) a person who holds shares in the Company and all or part of whose holding is held as nominee for or on behalf of a person resident in the US in any manner described in Rule 12g3-2(a)(1) under the Exchange Act or in any amendment to such rule or equivalent rule promulgated by the SEC under the Exchange Act, provided that the number of shares so held as nominee does not exceed 20,000 and (b) a person who appears, at any time, to the Directors to fall within subparagraph (a);

		(d)	“Relevant Registered US Holder” means (a) a person resident in the US and who holds no more than 20,000 shares in the Company in any manner described in Rule 12g 3-2(a)(1) under the Exchange Act or in any amendment to such rule or equivalent rule promulgated by the SEC under the Exchange Act and (b) a person who appears, at any time, to the Directors to fall within subparagraph (a);

		(e)	“Relevant Shares” means shares in the Company which are held by Relevant US Holders in any manner described in Rule 12g 3-2(a)(1) under the Exchange Act of 1934 or in any amendment to such rule or equivalent rule promulgated by the SEC under the Exchange Act or which are deemed pursuant to this article to be so held;

		(f)	“Relevant US Holders” means Relevant Registered US Holders and Relevant Nominee US Holders;

		(g)	“Required Disposal” means in relation to any Relevant Shares a disposal or disposals of such shares or interests therein which will result in such shares ceasing to be Relevant Shares;

		(h)	“SEC” means the US Securities and Exchange Commission; and

		(i)	“US” means the United States of America, its territories and possessions, any state of the United States of America, and the District of Columbia.

161.2	Disclosure notices

	161.2.1	The Directors may by notice in writing require any member or other person appearing to be interested or appearing to have been interested in shares in the Company to disclose to the Company in writing such information as the Directors shall require relating to the ownership of or interests in the shares in question as lies within the knowledge of such member or other person (supported if the Directors so require by a statutory declaration and/or by independent evidence) including (without prejudice to the generality of the foregoing) any information which the Company is entitled to seek pursuant to section 212 of the Act and any information which the Directors shall deem necessary or desirable in order to determine whether any shares are Relevant Shares.

	161.2.2	Whether or not a notice pursuant to article 161.2.1 has been given, the Directors may by notice in writing require any member or other person appearing to be interested or appearing to have been interested in shares in the Company to show to the satisfaction of the Directors that the shares in question are not Relevant Shares. Any person on whom such a notice has been served and any other person who is interested in such shares may within 14 days of such notice (or such longer period as the Directors may consider reasonable) make representations to the Directors as to why such shares should not be treated as Relevant Shares but if, after considering any such representations and such other information as seems to them relevant, the Directors believe such shares to be Relevant Shares, the Directors may determine that such shares shall be deemed to be Relevant Shares and they shall thereupon be treated as such for all purposes of this article.

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	161.2.3	The Directors may give a notice pursuant to article 161.2.1 or 161.2.2 or both of them at any time and the Directors may give one or more than one such notice to the same member or other person in respect of the same shares.

	161.2.4	Article 72 [(Restrictions on voting in particular circumstances)] shall have effect for the purposes of this article 161.2 as if any reference in that article to a notice under Section 212 of the Act were also a reference to a notice under article 161.2.1.

	161.2.5	Nothing contained in this article 161.2 shall limit the power of the Directors under Section 216 of the Act.

161.3	Notification obligation

Each member shall notify the Company immediately upon becoming aware that any shares in which he is interested (a) is or has become a Relevant Share or (b) has ceased to be a Relevant Share.

161.4	Register of Relevant US Holders

	161.4.1	The Directors shall maintain, in addition to the register, a register of Relevant US Holders, in which there shall be entered particulars of any shares which are or have been deemed to be Relevant Shares. The particulars entered in the register of Relevant US Holders in respect of any Relevant Share shall comprise, in addition to the name of the holder, the name of any Relevant US Holder or any other person resident in the US interested or who appears to the Directors to be interested in such share and such information as has been supplied to the Directors pursuant to article 161.2.1 or 161.2.2 or otherwise or, if no such information has been supplied, such information as the Directors consider appropriate.

	161.4.2	The Directors shall remove from the Register of Relevant US Holders particulars of any share if there has been furnished to them a declaration (in such form as the Directors may from time to time prescribe) by the holder of such share, together with such other evidence as the Directors may require, that satisfies the Directors that such share is no longer a Relevant Share.

161.5	Required Disposal

	161.5.1	The Directors may give notice to a Relevant US Holder calling for a Required Disposal of some or all of the Relevant Shares to be made within 21 days or such longer period as the Directors consider reasonable. The Directors may extend the period in which any such notice is required to be complied with and may withdraw any such notice (whether before or after the expiration of the period referred to) if it appears to them that the shares to which the notice relates are not or are no longer Relevant Shares or in any other circumstances whatsoever, in each case in their absolute discretion.

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161.5.2	If a notice given under article 161.5.1 above has not been complied with in all respects to the satisfaction of the Directors or withdrawn, the Directors shall, so far as they are able, arrange for a Required Disposal of those shares and shall give written notice of such disposal to those persons on whom such notice was served. The holder of the shares duly disposed of and all other persons interested in such shares shall be deemed irrevocably and unconditionally to have authorised the Directors to make such Required Disposal. The manner, timing and terms of any such Required Disposal made or sought to be made by the Directors (including but not limited to the price or prices at which the same is made and the extent to which assurance is obtained that no transferee is or would become a Relevant US Holder) shall be such as the Directors determine (based on advice from bankers, brokers, or other persons the Directors consider appropriate to be consulted by it for the purpose) to be reasonably obtainable having regard to all the circumstances, including but not limited to the number of shares to be disposed of; and the Directors shall not be liable to any person (whether or not a Relevant US Holder) for any of the consequences of reliance on such advice.

161.5.3	For the purpose of effecting any Required Disposal, the Directors may:

	(i)	authorise in writing any officer or employee of the Company to execute any necessary transfer on behalf of any holder and to do all such acts and things as the Directors consider necessary or expedient to effect the Required Disposal; and/or

	(ii)	convert any share from uncertificated form to certificated form,

and may enter the name of the transferee in the register in respect of the transferred shares notwithstanding the absence of any share certificate and may issue a new certificate to the transferee, and an instrument of transfer executed by any officer or employee of the Company so authorised by the Directors shall be as effective as if it had been executed by the holder of the transferred shares and the title of the transferee to the transferred shares shall not be affected by any irregularity or invalidity in the proceedings relating to the sale of such shares. The proceeds of the Required Disposal shall be received by the Company or by any person nominated by the Company whose receipt shall be a good discharge for the purchase money and shall be paid (together with interest at such rate as the Directors deem appropriate) to the former holder (or, in the case of joint holders, the first of them named in the register) upon surrender by him or on his behalf to the Company for cancellation of any certificate in respect of the transferred shares.

161.6	Miscellaneous

	161.6.1	Nothing in this article shall require the Directors to assume that any person is a Relevant US Holder unless the information contained in the Register, the registers kept by the Company under Part VI of the Act or the Register of Relevant US Holders appears to the Directors to indicate that such person is a Relevant US Holder or the Directors have reason to believe that such person is a Relevant US Holder, in which circumstances the Directors shall make enquiries in good faith to discover whether any person is a Relevant US Holder.

	161.6.2	The Directors shall not be obliged to give any notice otherwise required under this article to any person if they do not know either his identity or his address. The absence of such a notice in those circumstances and any accidental error in or

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failure to give any notice to any person to whom notice is required to be given under this article shall not prevent the implementation of, or invalidate, any procedure under this article.

161.6.3	Save as otherwise provided in this article, the provisions of these articles applying to the giving of notice of meetings to members shall apply to the giving of any notice required by this article. Any notice required by this article to be given to a person who is not a member, or who is a member whose registered address is not within the United Kingdom and who has not given to the Company an address within the United Kingdom at which notices may be given to him, shall be deemed validly served if it is sent through the post in a prepaid cover addressed to that person at the address (or, if more than one, at one of the addresses), if any, at which the Directors believe him to be resident or carrying on business or to his last known address as shown in the register. Service or delivery of such notice shall be deemed to be effected at the expiration of 48 hours after the time when the cover containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

161.6.4	Any resolution or determination of, or decision or exercise of any discretion or power by, the Directors or any of them or by the chairman of any meeting under or pursuant to the provisions of this article (including without prejudice to the generality of the foregoing as to what constitutes enquiries made in good faith or as to the manner, timing and terms of any Required Disposal made by the Directors under article 161.5 above) shall be final and conclusive; and any disposal or transfer made, or other thing done, by or on behalf of, or on the authority of, the Directors or any of them pursuant to the foregoing provisions of this article shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever. The Directors shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with this article.

161.6.5	Nothing in this article 161 shall constitute the Relevant US Holders as a separate class.

161.6.6	None of the Company, any director, any officer or employee appointed by the Directors to effect any Required Disposal and any of the Company's other officers and employees, advisers and agents shall have any liability in connection with any Required Disposal, including without limitation in relation to:

(i)	his or her exercise of discretion as to whether or not to sell or transfer the Relevant Shares;

(ii)	the timing of any such sale or transfer and the manner in which such Relevant Shares are sold or transferred; and

(iii)	the price obtained for the sale or transfer of such Relevant Shares,

provided that nothing in this article 161.6.6 shall exclude any liability that any such person may have for fraud or any other matter that cannot be lawfully excluded.

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161.6.7	The Company may by ordinary resolution determine that the definitions of “Relevant Nominee US Holder” and “Relevant Registered US Holder” shall take effect as if the number of shares in the Company referred to therein is a number other than 20,000 and following the passing of any such ordinary resolution, this article 161 shall take effect accordingly.

161.6.8	This article shall apply notwithstanding any provision in any other of these articles which is inconsistent with or contrary to it.

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Index

	Article No.	Page No.
Accounts	146-147	47
Auditors	148-149	48
Authentication of Documents	128	41
Borrowing Powers	114-115	37-38
Capitalisation of Profits and Shares	143-144	45-47
Corporations acting by Representatives	80	28
Directors	81-90	28-30
Alternate	101-104	33
Appointment and Retirement of	91-100	30-33
Departmental, Divisional or Local	122	39
General Powers of	116-120	38-39
Meetings and Proceedings of	105-113	34-37
Dividends	130-142	42-45
Evidence of Title to Securities	17	11
Forfeiture and Lien	29-36	13-15
General Meetings	50-51	19
Notice of	52-53	19-20
Overflow of	54-56	21
Proceedings at	57-67	21-23
Indemnity	160	51
Minutes	145	47
Notices	150-157	48-50
Preliminary	1-2	1-6
President	121	39
Proxies	74-79	26-27
Record Date	127	41
Reserves	129	42
Seal	124-126	41
Secretary	123	40
Share Capital	3	6
Alteration of	6-10	7-8

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